UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2016

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 7, 2016, Staples, Inc. (the “Company”) and its indirect wholly-owned subsidiary Staples Cyprus Intermediary Holdings Ltd. (“Seller”) entered into a Signing Protocol with Promontoria Holding 192 B.V. (“Purchaser”), an affiliate of Cerberus Capital Management, L.P., pursuant to which Purchaser made a binding offer, upon the terms and subject to the conditions set forth in the Signing Protocol and the form of Sale and Purchase Agreement appended to the Signing Protocol among Purchaser, Staples Solutions B.V. (a newly formed target entity), the Company and Seller (the “SPA”), to purchase the retail, contract and online businesses of the Company and its affiliates in Europe (subject to certain exceptions described in the SPA and excluding the previously owned UK retail business, the “Divested Business”), through the sale of shares in Staples Solutions B.V. as set forth in the SPA and further described below. The acceptance of the offer and the entry into the SPA pursuant to the Signing Protocol is subject to completion of certain European works council consultation procedures and applicable waiting periods required by relevant European legislation and practice, as described in the Signing Protocol.

The SPA provides for the sale by Seller to Purchaser of 85% of the issued and outstanding common shares, and 100% of the preferred shares (such common shares together with the preferred shares, the “Shares”), in Staples Solutions B.V., upon the terms and subject to the conditions set forth therein, with Seller to retain the remaining 15% of the issued and outstanding common shares of Staples Solutions B.V. Prior to completion of the transactions contemplated by the SPA (“Completion”), Seller will cause the Divested Business to be contributed to Staples Solutions B.V. The purchase price to be paid by the Purchaser for the Shares is €50.0 million. At Completion, Seller shall be obligated to deliver Staples Solutions B.V. and its subsidiaries with an amount of unrestricted cash equal to (i) €20.0 million, plus (ii) an amount calculated at Completion pursuant to certain adjustments in the SPA and currently estimated to be approximately €140.0 million in the aggregate (the “Estimated Unrestricted Cash Adjustment Amount”), relating to indebtedness, underfunded pension liabilities, working capital, and certain other adjustments. The Estimated Unrestricted Cash Adjustment Amount may vary significantly from the actual amount calculated as of Completion, as a result of the operations of the Divested Business prior to Completion.

The Signing Protocol and the SPA contain various covenants of Seller, including, among others, covenants providing for Seller and its affiliates to conduct the Divested Business in all material respects in the ordinary course during the period between the execution of the Signing Protocol and Completion, and in the case of the SPA, restricting Seller and its affiliates from conducting business operations or acquiring competing businesses in certain territories following Completion. The Company has also agreed, among other things, not to solicit proposals, enter into discussions or negotiations, or enter into agreements or understandings relating to alternative transactions, or to communicate with third parties or provide non-public information in connection with such alternative transactions, as set forth in the Signing Protocol and the SPA.

The SPA contains various representations and warranties of each party, including in the case of the Seller as to the state of the Divested Business as at signing of the Signing Protocol and at Completion. The SPA provides for Seller to indemnify and hold Purchaser and certain of its affiliates harmless, as further described and defined in the SPA, against any and all liabilities, claims, losses, and damages in relation to, resulting from or arising out of, among other things, breaches of warranties, breaches of covenants and certain other specified excluded liabilities including certain ongoing legal proceedings and obligations to indemnify third parties, Seller’s transaction expenses, certain indebtedness, and other known and unknown excluded liabilities related to pre-Completion business operations. Certain breaches of warranties are subject to specific limitations on Seller’s liability, as set forth in the SPA. Completion is subject to customary conditions for a transaction of this nature.

Both the Signing Protocol and the SPA contain certain termination rights for both the Seller and Purchaser, including in the case of the Signing Protocol if the SPA is not executed on or before May 23, 2017 (the “Offer Termination Date”), and in the case of the SPA if Completion has not occurred on or before May 27, 2017, or in each case such later dates as may be agreed by the parties.

The Signing Protocol also provides that, if (i) all of the employment consultations (as defined in the Signing Protocol) have not been complied with by the Offer Termination Date as a result of a breach of certain of Seller's obligations under the Signing Protocol; (ii) such employment consultations have been complied with and completed in accordance with applicable law and the Signing Protocol and the Seller fails to execute the SPA; or (iii) Seller or Staples Solutions B.V. fail to satisfy the condition for Completion set forth in the SPA relating to performance of specified covenants for operation of the Divested Business, Seller shall, in the absence of a specific performance remedy, pay to Purchaser an amount in cash equal to the sum of (A) €10.0 million and (B) fifty percent of Purchaser’s fees, costs and expenses in connection with the proposed transaction (provided the amount to be reimbursed shall not exceed €3.0 million), as set forth in the Signing Protocol. The Company has also guaranteed the obligations of Seller under the SPA and the Signing Protocol.

At Completion, the SPA provides that the parties would implement a shareholders’ agreement for Staples Solutions B.V., a transitional services agreement relating to the migration of resources to the Divested Business, a global account agreement relating to the servicing, management and procurement of shared customers, and an Intellectual Property License Agreement (“IPLA”). The IPLA provides that a wholly-owned subsidiary of Staples Solutions B.V. will receive a sole and exclusive, royalty-free, fully paid-up, assignable (as set forth in the IPLA), sublicensable (as set forth in the IPLA), perpetual, non-terminable and irrevocable license to use certain intellectual property in the relevant territory and to conduct the Divested Business. The licensed intellectual property includes trademark registrations in such territory for the Staples brand name and logo.

Item 2.06   Material Impairments.

Upon execution of the Signing Protocol described above, the Company concluded the Divested Business met the criteria to be classified as held for sale in the Company’s consolidated financial statements. In connection with the initial classification as held for sale, the Company expects to recognize non-cash charges in the range of approximately $220 million to $240 million in the fourth quarter of 2016 related to the impairment of long-lived assets associated with the Divested Business. The long-lived assets primarily consist of property, plant & equipment. As disclosed in the Company’s Quarterly Report on Form 10-Q for the third quarter of 2016, the Company expects to recognize additional losses upon Completion.

Item 7.01   Regulation FD Disclosure.

On December 7, 2016, the Company and Cerberus Capital Management, L.P. issued a joint press release announcing the execution of the Signing Protocol described above. A copy of the press release is attached as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index immediately preceding such exhibit is filed as part of this Current Report on Form 8-K.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed disposition of the Divested Business, the expected timetable for completing the transaction, future financial and operating results, costs and benefits of the transaction, and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the risk that employee works councils do not approve the transaction; the risk that regulatory approvals required for the transaction are not obtained; the risk that the other conditions to the completion of the transaction are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the proposed transaction; the ability to successfully migrate the Divested Business’ operations and employees; unexpected costs, charges or expenses resulting from the transaction; litigation relating to the transaction; the inability to retain key personnel; any changes in general economic and/or industry specific conditions; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended January 30, 2016 and its subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 7, 2016	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 7, 2016.